UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of New Directors

Effective December 20, 2006, the Boards of Directors of each of Nara Bancorp, Inc. (the “Company”), and its subsidiary, Nara Bank (the “Bank”), appointed Min J. Kim, currently President and Chief Executive Officer of each of the Company and the Bank, as a member of the Board of Directors of the Company and the Bank, respectively.

In addition to her duties as a director, Ms. Kim will also serve on three committees of the Bank’s Board, the Asset Liability Management, the Loan & Credit Policy, and the Risk & Compliance, and the Joint Compliance, which is a joint committee of the Bank and the Company.

Ms. Kim brings nearly 25 years of banking experience to her positions with the Company and the Bank. She has been with the Bank since 1995, first as Chief Credit Administrator, then as Chief Credit Officer, and most recently as Acting President and Chief Operating Officer. Prior to joining the Bank, Ms. Kim served as a Branch Manager at Hanmi Bank and an Operations Officer at Wilshire State Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: December 26, 2006	/s/ Alvin D. Kang
Alvin D. Kang Executive Vice President and Chief Financial Officer

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